Exhibit 24

Form 10-K

Limited Power of Attorney

KNOW ALL MEN BY THESE PRESENTS that the undersigned directors and officers of Ball Corporation, an Indiana corporation, hereby constitute and appoint John A. Hayes, Scott C. Morrison and Nate C. Carey, and any one or all of them, the true and lawful agents and attorneys-in-fact of the undersigned with full power and authority in said agents and attorneys-in-fact, and in any one or more of them, to sign for the undersigned and in their respective names as directors and officers of the Corporation the Form 10-K of the Corporation to be filed with the Securities and Exchange Commission, Washington, D.C., under the Securities Exchange Act of 1934, as amended, and to sign any amendment to such Form 10-K, hereby ratifying and confirming all acts taken by such agents and attorneys-in-fact or any one of them, as herein authorized.

Date: February 17, 2021

/s/ John A. Hayes		/s/ John A. Bryant
John A. Hayes	Officer	John A. Bryant	Director

/s/ Scott C. Morrison		/s/ Michael J. Cave
Scott C. Morrison	Officer	Michael J. Cave	Director

/s/ Nate C. Carey		/s/ John A. Hayes
Nate C. Carey	Officer	John A. Hayes	Chairman of the Board and Director

/s/ Daniel J. Heinrich
		Daniel J. Heinrich	Director

/s/ Daniel W. Fisher Pedro H. MarianiDirector
		Daniel W. Fisher	Director

/s/ Pedro H. Mariani
		Pedro H. Mariani	Director

/s/ Georgia R. Nelson
		Georgia R. Nelson	Director

/s/ Cynthia A. Niekamp
		Cynthia A. Niekamp	Director

/s/ Todd Penegor
		Todd Penegor	Director

/s/ Cathy D. Ross
		Cathy D. Ross	Director

/s/ Betty Sapp
		Betty Sapp	Director

/s/ Stuart A. Taylor II
		Stuart A. Taylor II	Director